Exhibit 5.1

September 17, 2019

Tiziana Life Sciences plc

3rd Floor,

11-12 St James’s Square

London SW1 4LB

United Kingdom

Re:	Tiziana Life Sciences plc – Registration Statement on Form F-1 – Exhibit 5.1

Ladies and Gentlemen:

We have acted as English legal advisers to Tiziana Life Sciences plc, a public limited company incorporated in England and Wales (the “ Company ”) in connection with the proposed offering of American Depositary Shares (“ADSs”), each representing ordinary shares of nominal value £0.03 each in the issued share capital of the Company (“Ordinary Shares”) (the “Offering” and the Ordinary Shares allotted and issued in connection therewith, including those being issued to JPMorgan Chase Bank, N.A.) as the custodian and represented by ADSs, being the “Shares”). Each ADS represents 10 Ordinary Shares.

1.	INTRODUCTION

1.1	Purpose

In connection with the preparation and filing of a registration statement on Form F-1 (File No. 333 – 233020) (such registration statement, as amended through the date hereof, the “ Registration Statement ”), to which this letter is attached as an exhibit, with the U.S. Securities and Exchange Commission (the “ SEC ”) pursuant to the U.S. Securities Act of 1933, as amended (the “ Securities Act ”), we have been asked to provide opinions on certain matters, as set out below. We have taken instruction in this regard solely from the Company.

1.2	Defined terms and headings

In this letter:

(a) capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Registration Statement unless a contrary indication appears;

(b) headings are for ease of reference only and shall not affect interpretation; and

(c) the term “ Shares ” shall include any additional Ordinary Shares registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement.

Cooley (UK) LLP  | Dashwood  | 69 Old Broad Street |  London EC2M 1QS, UK
t: +44 (0) 20 7583 4055 | f: +44 (0) 20 7785 9355 | cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

1.3	Legal review

For the purpose of issuing this letter, we have examined such matters of fact and questions of law as we have considered appropriate. We have reviewed only the following documents and conducted only the following enquiries and searches:

	(a)	an online search at Companies House in respect of information available for inspection on the Company’s file conducted on September 17, 2019 at 09:00 a.m. (London time);

	(b)	an enquiry by telephone at the Central Index of Winding Up Petitions, London on September 17, 2019 at 10:00 a.m. (London time) ((a) and (b) together, the “ Searches ”);

	(c)	a certified PDF executed copy of the minutes of the annual general meeting of the Company (the “ AGM Minutes ”), which was held on 31 May 2019 (the “ AGM ”);

	(d)	a certified PDF copy of the resolutions passed at the AGM (the “ AGM Resolutions ”);

	(e)	a PDF copy of the executed written resolutions of the board of directors of the Company (the “ Board ”) dated August 5, 2019 regarding, inter alia , the appointment of a pricing committee of the Board (the “ Pricing Committee ”) and the Registration Statement (together, the “ Written Resolutions ”);

	(f)	a draft copy of minutes of a meeting of the Pricing Committee to be held resolving, inter alia , to allot the Shares (the “ Allotment Resolutions ” and together with the Written Resolutions, the AGM Minutes and the AGM Resolutions, the “ Corporate Approvals ”);

	(g)	a PDF copy of the certificate of incorporation of the Company dated 11 February 1998, and PDF copies of the certificates of incorporation on change of name of the Company dated 6 August 1998, 18 February 2011 and 23 April 2014, respectively;

	(h)	a PDF copy of the current articles of association of the Company dated 30 June 2016 (the “ Articles ”); and

	(i)	a draft copy of the Registration Statement.

1.4	Applicable law

This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be construed in accordance with, English law and relate only to English law as applied by the English courts, including the laws of the European Union to the extent having the force of law in England, as at today’s date. In particular:

	(a)	we have not investigated the laws of any country other than England and we assume that no foreign law affects any of the opinions stated below;

	(b)	we do not undertake or accept any obligation to update this letter and/or the opinions given in it to reflect subsequent changes in English law or factual matters, except where an amendment to the Registration Statement is filed with the SEC; and

	(c)	we express no opinion in this letter on the laws of any jurisdiction other than England. It is assumed that no foreign law which may apply to the matters contemplated by the Registration Statement, the Company, any document or any other matter contemplated by any document would or might affect this letter and/or the opinions given in it.

Cooley (UK) LLP   Dashwood   69 Old Broad Street   London EC2M 1QS, UK
t: +44 (0) 20 7583 4055  f: +44 (0) 20 7785 9355  cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

1.5	Assumptions and reservations

The opinions given in this letter are given on the basis of each of the assumptions set out in schedule 1 ( Assumptions ) and are subject to each of the reservations set out in schedule 2 ( Reservations ) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 2 ( Opinions ) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

2.	OPINION

Subject to paragraph 1 ( Introduction ) and the other matters set out in this letter and its schedules, and subject further to the following:

(a) the Registration Statement, as finally amended, becoming effective under the Securities Act;

(b) the number of Shares to be allotted and issued in connection with the Offering not being greater than the aggregate nominal value specified in the Written Resolutions;

(c) that the Corporate Approvals were or will be (as appropriate) each passed at a meeting which was or will be duly convened and held in accordance with all applicable laws and regulations; that in particular, but without limitation, a duly qualified quorum of directors or, as the case may be, shareholders was or will be present in each case throughout the meeting and voted in favour of the resolutions; and that in relation to each meeting of the Board and of the Pricing Committee, each provision contained in the UK Companies Act 2006, as amended (the “ Act ”) or the Articles relating to the declaration of the directors’ interests or the power of the interested directors to vote and to count in the quorum was or will be duly observed;

(d) the receipt in full of payment for the Shares in an amount of “cash consideration” (as defined in section 583(3) of the Act) of not less than the aggregate nominal value for such Shares; and

(e) valid entries having been made in relation to the allotment and issue of the Shares in the books and registers of the Company, it is our opinion that, as at today’s date, the Shares, if and when allotted and issued, registered in the name of the recipient in the register of members of the Company and delivered as described in the Registration Statement, will be duly and validly authorised and issued, fully paid or credited as fully paid (subject to the receipt of valid consideration by the Company for the issue thereof in connection with the Offering) and will not be subject to any call for payment of further capital.

3.	EXTENT OF OPINIONS

We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax or duty which may arise or be suffered as a result of or in connection with the Offering or the transactions contemplated thereby.

This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.

Cooley (UK) LLP   Dashwood   69 Old Broad Street   London EC2M 1QS, UK
t: +44 (0) 20 7583 4055  f: +44 (0) 20 7785 9355  cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

4.	DISCLOSURE AND RELIANCE

This letter is addressed to you in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Other than for the purpose set out in the prior paragraph, this letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully

/s/ Edward J. Lukins

Cooley (UK) LLP

Cooley (UK) LLP   Dashwood   69 Old Broad Street   London EC2M 1QS, UK
t: +44 (0) 20 7583 4055  f: +44 (0) 20 7785 9355  cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

SCHEDULE 1

ASSUMPTIONS

The opinions in this letter have been given on the basis of the following assumptions:

(a)	the genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(b)	that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen, and that each of the signed documents examined by us has been duly executed and, where applicable, delivered on behalf of the Company;

(c)	that the Articles remain in full force and effect, and no alteration has been made or will be made to such articles of association, in each case prior to the date of allotment and issue of the Shares (the “ Allotment Date ”);

(d)	on the Allotment Date the Company will comply with all applicable laws to allot and issue the Shares and the Company will receive such amounts as are necessary to fully pay the nominal value of the Shares and any applicable share premium;

(e)	that all documents, forms and notices which should have been delivered to the Registrar of Companies in respect of the Company have been so delivered, that information revealed by the Searches was complete and accurate in all respects and has not, since the time of the Searches, been altered and that the results of the Searches will remain complete and accurate as at the Allotment Date;

(f)	that the Company has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against the Company for the liquidation, winding up, dissolution, reorganisation or bankruptcy of, or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of, the Company or all or any of its assets (or any analogous proceedings in any jurisdiction) and the Company is not unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986, as amended (the “ Insolvency Act ”), and will not become unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated herein, is not insolvent and has not been dissolved or declared bankrupt (although the Searches gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver or similar officer has been made with respect to the Company);

(g)	that the minutes of the meeting of the Pricing Committee provided to us in connection with the giving of the opinions in this letter reflect a true record of the proceedings described in them in duly convened, constituted and quorate meetings in which all constitutional, statutory and other formalities were duly observed, and the resolutions set out in the minutes were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at the Allotment Date;

(h)	that the resolutions set out in the Corporate Approvals were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at the Allotment Date;

Cooley (UK) LLP   Dashwood   69 Old Broad Street   London EC2M 1QS, UK
t: +44 (0) 20 7583 4055  f: +44 (0) 20 7785 9355  cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

(i)	that in relation to the allotment and issue of the Shares, the directors of the Company have acted and will act in the manner required by section 172 of the Act ( Duty to promote the success of the Company ), and there has not been and will not be any bad faith, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of the Company;

(j)	following the date of this letter and prior to the issue of the Ordinary Shares, the Company will validly enter into an underwriting agreement on substantially the terms and conditions described in Exhibit 1.1 of the Registration Statement; and

(k)	that no Shares or rights to subscribe for Shares have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000, as amended (“ FSMA ”) or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the Shares in breach of section 21 of FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities.

Cooley (UK) LLP   Dashwood   69 Old Broad Street   London EC2M 1QS, UK
t: +44 (0) 20 7583 4055  f: +44 (0) 20 7785 9355  cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

SCHEDULE 2

RESERVATIONS

The opinions in this letter are subject to the following reservations:

(a)	the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced, and the available records may not be complete or up-to-date. In particular, the Central Registry of Winding-Up Petitions in England may not contain details of administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London. Searches at Companies House and at the Central Registry of Winding Up Petitions in England are not capable of revealing whether or not a winding up petition or a petition for the making of an administration order has been presented and, further, notice of a winding up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at Companies House immediately and there may be a delay in the relevant notice appearing on the file of the company concerned. Further, not all security interests are registrable, such security interests have not in fact been registered or such security interests have been created by an individual or an entity which is not registered in England. We have not made enquiries of any District Registry or County Court in England;

(b)	the opinions set out in this letter are subject to: (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act ( co-operation between courts exercising jurisdiction in relation to insolvency ) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;

(c)	we express no opinion as to matters of fact;

(d)	we have only reviewed the documents listed in paragraph 2 above;

(e)	we have made no enquiries of any individual connected with the Company;

(f)	a certificate, documentation, notification, opinion or the like might be held by the English courts not to be conclusive if it can be shown to have an unreasonable or arbitrary basis or in the event of a manifest error; and

(g)	it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.

Cooley (UK) LLP   Dashwood   69 Old Broad Street   London EC2M 1QS, UK
t: +44 (0) 20 7583 4055  f: +44 (0) 20 7785 9355  cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.